UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

380 Madison Avenue

21st Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As WisdomTree Investments, Inc. (the “Company”) previously reported in its Current Report on Form 8-K filed on April 26, 2012, Bruce Lavine will resign as President and Chief Operating Officer of the Company, effective August 1, 2012, in order to relocate to California for family reasons. Mr. Lavine will remain employed by the Company and on August 1, 2012 will assume the office of Vice Chairman (non-executive). At the Company’s annual meeting of stockholders held on July 24, 2012, Mr. Lavine was elected to serve a new three-year term as a member of the Company’s Board of Directors.

Jonathan Steinberg, the Company’s founder and Chief Executive Officer since 1988, will succeed Mr. Lavine as President effective August 1, 2012.

A copy of the press release announcing the matters described above as well as Mr. Lavine’s Further Amended and Restated Employment Agreement are attached as Exhibit 99.1 and 10.31.1 respectively to the Company’s Current Report on Form 8-K filed April 26, 2012.

Item 5.07. Submission of Matters to a Vote of Security Holders.

WisdomTree Investments, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on Tuesday, July 24, 2012. A total of 116,354,319 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 94.02% of the total outstanding common stock. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

1. The Company’s stockholders re-elected each of the following three Class I members to the Board of Directors of the Company to hold office until the 2015 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Nominee	FOR	WITHHELD	BROKER NON-VOTES

Michael Steinhardt	92,215,729	544,082	23,594,508

Anthony Bossone	92,273,734	486,077	23,594,508

Bruce Lavine	92,220,958	538,853	23,594,508

2. The Company’s stockholders ratified the selection of Ernst & Young LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2012.

FOR	ABSTAIN	AGAINST

116,259,096	26,066	69,157

3. The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	ABSTAIN	AGAINST	BROKER NON-VOTES

71,903,244	151,394	20,705,173	23,594,508

4. The proposal to determine whether the vote on the advisory resolution on the compensation of the Company’s named executive officers should occur every one, two or three years was subjected to an advisory vote by the Company’s stockholders.

“1 YEAR”	“2 YEARS”	“3 YEARS”	ABSTAIN	BROKER NON-VOTES

34,581,901	381,651	55,110,108	2,686,151	23,594,508

In view of the voting results with respect to the frequency of future stockholder advisory votes on executive compensation, the Company has determined that advisory votes on executive compensation will be submitted to stockholders every three years until the next advisory vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.
Date: July 27, 2012
	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Chief Legal Officer